Request ID: 019739507 Demande n°: Transaction ID: 063111708 Transaction n°: Category ID: CT Catégorie:	Province of Ontario Province de l'Ontario Ministry of Government Services Ministère des Services gouvernementaux	Date Report Produced: 2016/12/23 Document produit le: Time Report Produced: 08:24:39 Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

THE BULLET ID CORPORATION

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002553340

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

DECEMBER 23 DÉCEMBRE, 2016

Director/Directeur
Business Corporations Act/Loi sur les sociétés par actions

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: / *Dénomination sociale de la compagnie:*

THE BULLET ID CORPORATION

2. The address of the registered office is: / *Adresse du siège social:*

74 LYNWOOD AVENUE, UNIT #1

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

TORONTO
CANADA

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

ONTARIO
M4V 1K4

(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: / *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 1 Maximum 10

4. The first director(s) is/are: / *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* HILARY
SPILLMAN
74 LYNWOOD AVENUE, UNIT #1

TORONTO ONTARIO
CANADA M4V 1K4

YES

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None

6. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares, an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares.

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

The holders of the common shares are entitled:

a) To vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

b) To receive any dividend declared by the Corporation on the common shares; and

c) Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution, liquidation or winding-up of the Corporation.

The Corporation may at any time and from time to time purchase any issued common shares outstanding from any holder of the same, and such purchase need not be made pro rata from the holders of such shares.

The rights, privileges, restrictions and conditions attaching to the Class A preferred shares shall be as follows:

a) The holders of the Class A preferred shares, in the discretion of the directors of the Corporation, shall be entitled in any year, out of the profits or surplus available for dividends, to receive non-cumulative dividends in such amount as may be determined by the directors in any year, but not exceeding twelve percent (12%) per annum of the redemption price for such shares, payable on such terms and at such time as the same may be declared by the directors of the Corporation in their discretion, and no more; provided that, in any year, the directors of the Corporation may declare dividends in respect of any other class of shares of the Corporation, in their discretion, without so declaring dividends on the Class A preferred shares and vice versa.

b) For the purposes hereof, the term "redemption price" for any Class A preferred share shall mean:

i) Where such share was issued for money, the amount for which such share was issued; or

ii) Where such share was issued in whole or in part for a consideration other than money, then the amount in money (if any) paid for the issue of such share, plus an amount equal to the fair market value of such other consideration received; such fair market value shall be calculated as at the date of issue of such share and shall be determined in accordance with recognized standards of valuation.

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

The redemption price shall be reduced by the amount of any return of capital paid to the holder of any Class A preferred share as of the date of such return of capital.

c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A preferred shares shall receive, before any distribution of the assets of the Corporation is made among the holders of the Class B preferred shares and common shares of the Corporation, an amount equal to the redemption price for such shares plus an amount equal to any dividends declared thereon but unpaid. The holders of the Class A preferred shares shall not be entitled to receive any amount other than or in excess of the amount hereinbefore provided for.

d) Each holder of one (1) or more Class A preferred shares shall have the right, in his discretion and at all times, to demand that the Corporation redeem all or any of the said shares registered in the name of the holder in the books of the Corporation, by presenting to the Corporation, at its registered office, a share certificate representing the Class A preferred shares that the registered holder wishes the Corporation to redeem; the said certificate shall be accompanied by a written request indicating:

i) That the registered holder wishes all or part of the Class A preferred shares represented by the said certificate to be redeemed by the Corporation; and

ii) The date (providing that it is a working day) upon which the registered holder wishes his Class A preferred shares to be redeemed. However, the said date of redemption shall not at any time be fixed at less than thirty (30) days from the date of presentation of the request.

The receipt of the said certificate and the said request shall oblige the Corporation, on the date stipulated in the request, to redeem the said Class A preferred shares by paying to the said registered holder an amount equal to the redemption price for such shares plus all dividends declared on such shares but unpaid. Commencing from the date of redemption stipulated in the written request, the holders of the said Class A preferred shares shall not be entitled to exercise any rights attaching thereto, unless the payment is not made by the Corporation on the date of redemption stipulated in the request, in which case the rights of the holders of the shares in question shall not be affected in any manner.

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

e) The Corporation may, upon giving notice as hereinafter provided, redeem, subject to the provisions of the Business Corporations Act (Ontario), the whole or any part of the Class A preferred shares on payment for each share to be redeemed of an amount equal to the redemption price for such share plus all dividends declared on such share but unpaid. In the event that only a part of the Class A preferred shares is at any time to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the directors of the Corporation in their discretion shall decide, or, if the directors of the Corporation so determine, such shares may be redeemed pro rata, disregarding fractions. Notice of redemption shall be given by registered letter mailed to the holder of each share to be redeemed at least thirty (30) days before the date fixed for redemption. Such notice shall specify the date and place fixed for redemption and shall be mailed to the address of the holder as it appears at the time of mailing on the register of shareholders kept by the Corporation. If such notice is duly given and an amount sufficient to redeem the shares is deposited with any trust company or chartered bank specified in such notice on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect of such shares except, upon surrender of certificates for such shares, to receive payment out of the monies so deposited.

f) The Corporation shall have the right, at its option, at any time and from time to time, to purchase (if obtainable) for cancellation, subject to the provisions of the Business Corporations Act (Ontario), the whole or any part of the Class A preferred shares outstanding by invitation for tenders addressed to all holders of record of the Class A preferred shares outstanding, at the lowest price at which, in the opinion of the directors of the Corporation, such shares are obtainable, but not exceeding the redemption price for such shares, plus all dividends declared on such shares but unpaid; provided that, if more shares are tendered in response to such invitation than the Corporation is willing or able to purchase, the shares to be selected for purchase shall be so selected pro rata according to the holdings of the Class A preferred shareholders who tender.

g) The holders of the Class A preferred shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each such Class A preferred share shall confer the right to one (1) vote in person or by proxy.

h) Subject to the issuance of a certificate by the Director under the Business Corporations Act (Ontario), the Corporation may at any time or times or from time to time pass a special resolution or resolutions whereby

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

all or any of the rights, privileges, restrictions and conditions attaching to or affecting the Class A preferred shares may be amended, modified, altered or repealed, or the application thereof suspended in any particular case, but no such special resolution shall be effective or acted upon unless and until it has been sanctioned by the affirmative vote of the holders of not less than two-thirds (2/3) of the Class A preferred shares represented and voted at a meeting duly called for considering the same, in addition to such other vote of other classes of shareholders as may be required by the Business Corporations Act (Ontario).

The rights, privileges, restrictions and conditions attaching to the Class B preferred shares shall be as follows:

a) The holders of the Class B preferred shares, in the discretion of the directors of the Corporation, shall be entitled in any year, out of the profits or surplus available for dividends, to receive non-cumulative dividends in such amount as may be determined by the directors in any year, but not exceeding thirteen percent (13%) per annum of the redemption price for such shares, payable on such terms and at such time as the same may be declared by the directors of the Corporation in their discretion, and no more; provided that, in any year, the directors of the Corporation may declare dividends in respect of any other class of shares of the Corporation, in their discretion, without so declaring dividends on the Class B preferred shares and vice versa.

b) For the purposes hereof, the term "redemption price" for any Class B preferred share shall mean:

i) Where such share was issued for money, the amount for which such share was issued; or

ii) Where such share was issued in whole or in part for a consideration other than money, then the amount in money (if any) paid for the issue of such share, plus an amount equal to the fair market value of such other consideration received; such fair market value shall be calculated as at the date of issue of such share and shall be determined in accordance with recognized standards of valuation.

The redemption price shall be reduced by the amount of any return of capital paid to the holder of any Class B preferred share as of the date of such return of capital.

c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Class B preferred shares

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

shall rank junior to the Class A preferred shares, but the holders thereof shall receive, before any distribution of the assets of the Corporation is made among the holders of the common shares of the Corporation, an amount equal to the redemption price for such shares plus an amount equal to any dividends declared thereon but unpaid. The holders of the Class B preferred shares shall not be entitled to receive any amount other than or in excess of the amount hereinbefore provided for.

d) The Corporation may, upon giving notice as hereinafter provided, redeem, subject to the provisions of the Business Corporations Act (Ontario), the whole or any part of the Class B preferred shares on payment for each share to be redeemed of an amount equal to the redemption price for such share plus all dividends declared on such share but unpaid. In the event that only a part of the Class B preferred shares is at any time to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the directors of the Corporation in their discretion shall decide, or, if the directors of the Corporation so determine, such shares may be redeemed pro rata, disregarding fractions. Notice of redemption shall be given by registered letter mailed to the holder of each share to be redeemed at least thirty (30) days before the date fixed for redemption. Such notice shall specify the date and place fixed for redemption and shall be mailed to the address of the holder as it appears at the time of mailing on the register of shareholders kept by the Corporation. If such notice is duly given and an amount sufficient to redeem the shares is deposited with any trust company or chartered bank specified in such notice on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect of such shares except, upon surrender of certificates for such shares, to receive payment out of the monies so deposited.

e) The Corporation shall have the right, at its option, at any time and from time to time, to purchase (if obtainable) for cancellation, subject to the provisions of the Business Corporations Act (Ontario), the whole or any part of the Class B preferred shares outstanding by invitation for tenders addressed to all holders of record of the Class B preferred shares outstanding, at the lowest price at which, in the opinion of the directors of the Corporation, such shares are obtainable, but not exceeding the redemption price for such shares, plus all dividends declared on such shares but unpaid; provided that, if more shares are tendered in response to such invitation than the Corporation is willing or able to purchase, the shares to be selected for purchase shall be so selected pro rata according to the holdings of the Class B preferred shareholders who tender.

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

f) Subject to the provisions of paragraph (g) hereof, the holders of the Class B preferred shares shall have no right to receive notice of, attend or vote at any meeting of shareholders of the Corporation.

g) Subject to the issuance of a certificate by the Director under the Business Corporations Act (Ontario), the Corporation may at any time or times or from time to time pass a special resolution or resolutions whereby all or any of the rights, privileges, restrictions and conditions attaching to or affecting the Class B preferred shares may be amended, modified, altered or repealed, or the application thereof suspended in any particular case, but no such special resolution shall be effective or acted upon unless and until it has been sanctioned by the affirmative vote of the holders of not less than two-thirds (2/3) of the Class B preferred shares represented and voted at a meeting duly called for considering the same, in addition to such other vote of other classes of shareholders as may be required by the Business Corporations Act (Ontario).

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

No shares of the capital stock of the Corporation shall be transferred unless and until such transfer has been approved by the board of directors of the Corporation.

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

9. Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

I. No securities of the Corporation shall be transferred unless and until such transfer has been approved by the board of directors of the Corporation.

II. The number of security holders of the Corporation shall be limited to fifty (50), not including persons who are in the employment of the Corporation and persons who, having been formerly in the employment of the Corporation, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the issuer in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner and that the securities are only distributed to a select group of persons described in applicable legislation and regulations.

Request ID / *Demande n°*
19739507

Ontario Corporation Number
Numéro de la compagnie en Ontario
2553340

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name

Prénom, initiale et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* HILARY SPILLMAN

74 LYNWOOD AVENUE, UNIT #1

TORONTO ONTARIO
CANADA M4V 1K4